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                                                                     EXHIBIT 11

                                Schawk, Inc.
      Computation of Net Income Per Common and Common Equivalent Shares
                    (In thousands, except per share data)


                                                   Three months ended June 30

                                                           1997    1996
                                                         -------  -------
Primary:

Average number of shares used to compute primary
        earnings per share                                19,830   19,284
Common stock issuable upon assumed conversion of
        stock option exercises                                31       96
                                                         -------  -------
Total                                                     19,861   19,380
                                                         =======  =======

Net income available for Class A common shares:
Net income                                               $ 3,017  $ 2,211
Less preferred dividends                                     285      313
                                                         -------  -------
Net income available for Class A common shares           $ 2,732  $ 1,898
                                                         =======  =======

Primary earnings per share                               $  0.14  $  0.10

Fully diluted:

Average number of shares used to compute fully
        diluted earnings per share                        19,830   19,284
Common stock issuable upon assumed conversion
        of stock option  exercises                            31       96
                                                         -------  -------
                                                          19,861   19,380
                                                         =======  =======

Net income available for Class A common shares:

    Net income                                           $ 3,017   $2,211
    Less preferred dividends                                 285      313
                                                         -------   ------
Net income available for Class A common shares             2,732   $1,898
                                                         =======   ======

Fully diluted earnings per share                         $  0.14   $ 0.10




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


                                                    Six months ended June 30


                                                          1997    1996
                                                         ------- -------
Primary:

Average number of shares used to compute primary
        earnings per share                                19,858  19,295
Common stock issuable upon assumed conversion of
        stock option exercises                                25      99
                                                         ------- -------
Total                                                     19,883  19,394
                                                         ======= =======

Net income available for Class A common shares:
Net income                                               $ 4,907 $ 3,800
Less preferred dividends                                     570     626
                                                         ------- -------
Net income available for Class A common shares           $ 4,337 $ 3,174
                                                         ======= =======

Primary earnings per share                               $  0.22 $  0.16

Fully diluted:

Average number of shares used to compute fully
        diluted earnings per share                        19,858  19,295
Common stock issuable upon assumed conversion
        of stock option  exercises                            25      99
                                                         ------- -------
                                                          19,883  19,394
                                                         ======= =======

Net income available for Class A common shares:

     Net income                                          $ 4,907 $ 3,800
     Less preferred dividends                                570     626
                                                         ------- -------
Net income available for Class A common shares           $ 4,337 $ 3,174
                                                         ======= =======

Fully diluted earnings per share                         $  0.22 $  0.16





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